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                                                                  Exhibit 1.1



                                 900,000 SHARES

                           IBIS TECHNOLOGY CORPORATION
                                  COMMON STOCK
                             UNDERWRITING AGREEMENT




                                                                March 22, 2002


SOUNDVIEW TECHNOLOGY CORPORATION
1700 East Putnam Avenue
Old Greenwich, CT 06870

Ladies and Gentlemen:

1.   DESCRIPTION OF OFFERED SHARES.

     Ibis Technology Corporation, a Massachusetts corporation (the "Company"), proposes to sell, upon the terms and subject to the conditions of this Agreement, to SoundView Technology Corporation (the "Underwriter"), an aggregate of 900,000 shares (the "Firm Shares") of the Company's common stock, par value $.008 per share ("Common Stock"). The Company also proposes to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 100,000 additional shares of the Company's Common Stock (such additional shares being hereinafter referred to as the "Optional Shares"). The Firm Shares and the Optional Shares are herein collectively called the "Offered Shares."

2.   REGISTRATION STATEMENT AND PROSPECTUS.

     A registration statement (File No. 333-82497) on Form S-3 relating to the Common Stock, and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, together with any registration statement filed pursuant to Rule 462(b), is herein referred to as the "Registration Statement." The form of prospectus dated July 26, 1999 included in the Registration Statement, as supplemented by the prospectus supplement, dated the date of this Agreement, relating to the offering of the Offered Shares and filed by the Company with the Commission pursuant to Rule 424(b), are herein referred to collectively as the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments relating to the Offered Shares being issued and sold pursuant hereto, filed with the Commission under Rule 424(b), and prior to the termination of the offering of the Offered Shares by the Underwriter.


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3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) SECURITIES ACT AND EXCHANGE ACT COMPLIANCE. The Registration Statement has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement, other than the filing of documents incorporated by reference therein that may be deemed (pursuant to Commission telephone interpretation Section H, No. 73) the equivalent of filing a post-effective amendment. The Commission has not issued or, to the Company's knowledge, threatened to issue any order preventing or suspending the use of any Prospectus relating to the proposed offering of the Offered Shares. The Registration Statement contains and the Prospectus and any amendments or supplements thereto conforms or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof. There is no contract, agreement, lease, franchise or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described therein or filed therewith as required, and all descriptions of any such contracts, agreements, leases, franchises or documents contained in the Registration Statement are fair summaries of such documents in all material respects.

          (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). The Company has obtained and is in material compliance with all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to obtain any of the foregoing would not have a material adverse effect on the condition (financial or otherwise), prospects or results of operations of the Company ("Material Adverse Effect"), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (c) SUBSIDIARIES. The Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

          (d) NO CHANGES. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus,



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the Company has not incurred any liabilities or obligations nor entered into any transactions not in the ordinary course of business, and there has not been any Material Adverse Effect, or any material adverse change in the capital stock, short-term or long-term debt of the Company.

          (e) VALID ISSUANCE OF THE OFFERED SHARES. The Offered Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof in the Prospectus.

          (f) AUTHORIZATION. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Offered Shares), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally, (ii) as the enforceability of any indemnification provision may be limited under federal or state securities laws or as a matter of public policy or (iii) as the remedy of specific performance or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought (collectively, the "Enforceability Exceptions").

          (g) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, constitute a default under or result in the creation of any lien under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, the Articles of Organization, By-laws or other organizational documents of the Company, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property.

          (h) LEGAL COMPLIANCE. The Company is in compliance with and conducts its business in conformity with all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body except where the failure to so comply or conform will not have a Material Adverse Effect, and, to the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect.

          (i) GOVERNMENTAL CONSENTS. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under federal or state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriter.

          (j) FINANCIAL STATEMENTS. The financial statements, together with the related notes and schedules, set forth or incorporated by reference in the Prospectus and in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial condition and the results of operations of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that interim financial statements do not contain all of the notes required by generally accepted accounting principles to be included in audited financial statements and are subject to normal year-end audit adjustments, and as otherwise may be set forth in the



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Prospectus. The selected financial data incorporated by reference in the
Prospectus under the caption "Selected Financial Data" fairly present, on the basis stated in the Registration Statement, the information set forth therein.

          (k) INDEPENDENT AUDITORS. KPMG LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (l) CAPITALIZATION. The Company's authorized and outstanding capital stock, on the date hereof conforms, and on the Closing Date will conform, in all material respects to the description thereof set forth under the heading "Description of Securities" in the Prospectus. The outstanding shares of Common Stock (i) conform in all material respects to the description thereof in the Prospectus, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) have been issued in compliance with all federal and state securities laws, and (iv) were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's 1993 Employee, Director and Consultant Stock Option Plan, 1997 Employee, Director and Consultant Stock Option Plan, 1998 Stock Option Plan and 2000 Employee Stock Purchase Plan (the "Stock Plans"), as disclosed in the Prospectus. The description of the Stock Plans and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be disclosed with respect to such Stock Plans, options and rights.

          (m) LITIGATION. There is no legal or governmental action, suit, proceeding or investigation pending to which the Company or any of its affiliates is a party or to which any property of the Company or any affiliate is subject, which, if determined adversely to the Company or any such affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Prospectus in any jurisdiction, or (iv) have a Material Adverse Effect, and, to the best of the Company's knowledge, no such action, suit, proceeding or investigation is threatened or contemplated against the Company or any affiliate by governmental authorities or others. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

          (n) TAX RETURNS AND PAYMENTS. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns, except where the failure to file would not have a Material Adverse Effect, and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or, to the knowledge of the Company, is likely to be asserted against the Company or any of its property or assets that would have a Material Adverse Effect. All distributions to the stockholders of the Company prior to the date hereof have been made in compliance with applicable law and have not exceeded the amounts to which such stockholders were legally entitled.

          (o) REGISTRATION RIGHTS. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company as a result of the filing or effectiveness of the Registration Statement or the offering of the securities hereunder, which right has not been waived and, in



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any event, except as set forth in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company.

          (p) PRICE STABILIZATION AND MANIPULATION. Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (q) PATENTS AND TRADEMARKS. The Company owns or otherwise possesses or has the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights either (i) described in the Prospectus as being owned by it or (ii) to the Company's knowledge, necessary for the conduct of its business as so described, as now conducted or as proposed to be conducted. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. To the Company's knowledge, the Company's business as now conducted does not infringe or conflict with in any material respect any trademarks, service marks, trade names, copyrights, trade secrets, licenses, U.S. patents or other intellectual property or franchise rights or foreign patents of any person.

          (r) MATERIAL CONTRACTS. The Company has performed all material obligations required to be performed by it under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor, to the knowledge of the Company, any other party to such contract is in default under or in breach of any such obligations, except with respect to any defaults or breaches which, singly or in the aggregate, will not result in a Material Adverse Effect. The Company has not received any notice of such default or breach.

          (s) LABOR AGREEMENTS AND ACTIONS. The Company is not involved in any labor dispute and, to the Company's knowledge, no such dispute is threatened. The Company is not aware that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company. The Company does not have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant, except where such liability would not have a Material Adverse Effect. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

          (t) LOCK-UP AGREEMENTS. The Company has obtained the written agreement, in substantially the form attached hereto as SCHEDULE A, from each of the executive officers and directors listed on SCHEDULE B attached hereto.

          (u) TITLE TO PROPERTY AND ASSETS. The Company has and, as of the Closing Date, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect. Any real property and buildings held under lease by the Company described in the Prospectus are, or will be as of the Closing Date, held by it under valid,



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subsisting and enforceable leases with such exceptions as would not have a
Material Adverse Effect, in each case except as described in or contemplated by the Prospectus.

          (v) INSURANCE. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are reasonable with respect to the business in which it is engaged or proposes to engage, and the Company has no reason to believe that it will not be able to renew any such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w) BROKERS. Except as may be set forth in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or similar fee or commission as a result of any of the transactions contemplated by this Agreement.

          (x) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (y) DISTRIBUTION OF OFFERING MATERIALS. The Company has not distributed and will not distribute prior to the later of (i) the last Closing Date and (ii) the completion of the distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and the use of which has been approved in advance in writing by the Underwriter.

          (z) PAYMENT OR RECEIPT OF FUNDS. Except as set forth in the Prospectus, neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) INVESTMENT COMPANY. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (bb) ENVIRONMENTAL LAWS. The Company is in compliance with the terms and conditions of all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. The Company has not received notice from any governmental authority of any claim under any Environmental Laws that could result in a Material Adverse Effect. No property that is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (420 U.S.C. (S) 9601 et seq.), or otherwise designated as a contaminated site under applicable state or local laws.



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          (cc) EMPLOYMENT MATTERS. To the Company's knowledge, the Company has not violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case might have a Material Adverse Effect.

          (dd) CERTIFICATES. Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement or in connection with the offering contemplated hereby shall be deemed to be a representation and warranty of the Company to the Underwriter as to the matters covered thereby.

4.   PURCHASE AND SALE OF THE OFFERED SHARES.

          (a) PURCHASE PRICE. The Company agrees, to sell to the Underwriter the Firm Shares, and on the basis of the representations, warranties, covenants and agreements herein contained, but upon the terms and subject to the conditions herein set forth, the Underwriter agrees, to purchase the Firm Shares from the Company. The purchase price per Firm Share to be paid by the Underwriter to the Company will be $12.2525 per share (the "Purchase Price").

          (b) FIRST CLOSING. The Company will deliver the Firm Shares to the Underwriter in the form of definitive certificates, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 10:00 a.m., New York time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the name of the Underwriter (solely for the purpose of administrative convenience) and in such denominations as the Underwriter may determine, against payment of the aggregate Purchase Price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company or by wire transfer to accounts designated by the Company, all at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Such delivery and closing shall occur at 10:00 a.m., New York time, on the third business day after the date of this Agreement (the "First Closing Date"). The First Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and the Underwriter.

          (c) CERTIFICATES FOR THE FIRM SHARES. The Company shall make the certificates for the Firm Shares available to the Underwriter not later than 12:00 p.m., New York time, on the business day preceding the First Closing Date at such location within New York City as may be designated by the Underwriter. If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

          (d) PUBLIC OFFERING. The Underwriter agrees to make a public offering of the Firm Shares at the public offering price of $13.00 per share as soon after the execution and delivery of this Agreement as, in its judgment, is advisable. The Underwriter shall promptly advise the Company of the making of the public offering. After the public offering of the Firm Shares, the Underwriter may, in its discretion, vary the public offering price.

          (e) PURCHASE OF OPTIONAL SHARES. In addition, upon written notice from the Underwriter given to the Company from time to time, the Underwriter may purchase all or less than all of the Optional Shares at the Purchase Price per share to be paid for the Firm Shares. Such Optional Shares may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time, not more than 30 days subsequent to the date of the Prospectus, and to the extent not previously exercised may be surrendered




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and terminated at any time upon notice by the Underwriter to the Company. Each time for the delivery of and payment for the Optional Shares, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Underwriter but shall be not earlier than three and not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares to the Underwriter in the form of definitive certificates, issued in such names and in such denominations as the Underwriter may direct upon reasonable notice in writing to the Company prior to such Optional Closing Date or, if no such direction is received, in the name of the Underwriter (solely for the purpose of administrative convenience) and in such denominations as the Underwriter may determine, against payment of the aggregate purchase price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company or by wire transfer to accounts designated by the Company. The Company shall make the certificates for the Optional Shares available to the Underwriter at a reasonable time in advance of such Optional Closing Date. If the Underwriter so elects, delivery of the Optional Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

5.   COVENANTS AND AGREEMENTS OF THE COMPANY.

     The Company covenants and agrees with the Underwriter that:

          (a) PROSPECTUS SUPPLEMENT. The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a prospectus supplement setting forth the information and the terms of the offering contemplated by Section 4 hereof, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Offered Shares by the Underwriter.

          (b) AMENDMENTS AND REPORTS. The Company will advise the Underwriter promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use all reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) PROSPECTUS. If, at any time after the date of this Agreement when a prospectus relating to the Offered Shares is required to be delivered under the Securities Act, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriter thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; provided, however, that if such event or development occurs after nine months after the date hereof and the Company would not otherwise be required to file a report under the Exchange Act with respect thereto, the Underwriter shall bear the expense (including reasonable attorney's fees) associated with such prospectus amendment or supplement.



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



          (d) COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. The Company will deliver to the Underwriter, at or before the Closing Date, conformed copies of the Registration Statement, and each amendment thereto, including all financial statements and exhibits thereto, and will deliver to the Underwriter such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Underwriter may reasonably request. The Company will deliver or mail to or upon the order of the Underwriter on the date of the public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Offered Shares is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Underwriter may reasonably request.

          (e) SECTION 11(a) EARNINGS STATEMENT. The Company will make generally available to its Stockholders as soon as practicable, but not later than 45 days after the end of the fourth fiscal quarter following the fiscal quarter that includes the "effective date of the registration statement" (as defined in Rule 158(c) of the Securities Act) if such fourth fiscal quarter is not the last fiscal quarter of the Company's fiscal year and not later than 90 days after the end of the fourth fiscal quarter following the fiscal quarter that includes the "effective date of the registration statement" if such fourth fiscal quarter is the last fiscal quarter of the Company's fiscal year, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date of the registration statement," provided that compliance with Rule 158 shall satisfy this subsection
(e).

          (f) BLUE SKY QUALIFICATION. The Company will cooperate with the Underwriter to enable the Offered Shares to be registered or qualified for offering and sale by the Underwriter and by dealers under the securities laws of such jurisdictions as the Underwriter may reasonably request.

          (g) NASDAQ NATIONAL MARKET. The Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq National Market for a period of five (5) years after the date hereof.

          (h) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Offered Shares substantially in conformity with the description set forth under the heading "Use of Proceeds" in the Prospectus.

          (i) SEC CORRESPONDENCE. The Company will supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Shares under the Securities Act.

          (j) FINANCIAL STATEMENTS. Prior to the Closing Date the Company will furnish to the Underwriter, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Prospectus.

          (k) REPORTS TO UNDERWRITER. During the period of three (3) years from the date hereof, the Company will furnish to the Underwriter, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, Stockholder's equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, Nasdaq or any securities exchange, (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock, and (iv) such other information concerning the Company as the Underwriter may reasonably request from time to time.

          (l) COMPANY LOCK-UP. No offering, sale or other disposition of any Common Stock or any other securities convertible or exchangeable or exercisable for Common Stock or derivatives of Common Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of SoundView Technology Corporation, except that the Company may, without such consent, (i) issue shares upon the exercise of options outstanding on the date of this Agreement or otherwise pursuant to the Company's Stock Plans or upon the exercise of warrants outstanding as of the date hereof, or (ii) issue options to purchase Common Stock under the Stock Plans.

6.   PAYMENT OF EXPENSES.

     The Company will pay, either directly or by reimbursement, all costs, fees and expenses incurred in connection with the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) all expenses and taxes incident to the issuance and delivery of the Offered Shares to the Underwriter, (ii) all expenses incident to the registration of the Offered Shares under the Securities Act, (iii) all costs of preparing stock certificates, including printing and engraving costs, (iv) all fees and expenses of the registrar and transfer agent of the Offered Shares, (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriter, (vi) all fees and expenses of the Company's counsel and the Company's independent accountants, (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement and the Prospectus, including all exhibits and financial statements, and (subject to the proviso in Section 5(c) hereof) all amendments and supplements provided for herein, the Blue Sky memoranda and this Agreement, (viii) all filing fees and attorneys' fees and expenses incurred by the Company or the Underwriter in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Offered Shares for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Underwriter may designate, and (ix) all filing fees paid or incurred in connection with filings made with the NASD.

7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, and agents of the Underwriter and controlling person (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and fees of one counsel incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that the Registration Statement or the Prospectus (as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, directly or through the Underwriter, specifically for use in the preparation thereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel, or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriter that one or more legal defenses may be available to it or them which may not be available to the Company, in which case counsel selected by the Underwriter Indemnified Parties shall participate in such suit with respect to those defenses, provided that the Company shall not be required to bear the reasonable fees and expenses of more than one such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

          (b) INDEMNIFICATION BY UNDERWRITER. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that the Registration Statement or the Prospectus (as from time to time amended and supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, directly or through an agent of the Underwriter, specifically for use in the preparation thereof, and the parties acknowledge and agree that the only information furnished by the Underwriter to the Company for inclusion in the Prospectus, as from time to time amended or supplemented, is the information under the caption "Underwriting" in the Prospectus that does not describe this Agreement; provided, however, that in no case is the Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify the Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party except to the extent such failure prejudices the Underwriter's defense of such action or otherwise than on account of its indemnity agreement contained in this paragraph. The Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without the Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

          (c) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter, respectively, from the offering of the Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.   SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.

     Unless this Agreement is terminated in accordance with Section 11 hereof, the respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Offered Shares.

9.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the Underwriter hereunder to purchase and pay for the Firm Shares on the First Closing Date and any Optional Shares on each Optional Closing Date shall be subject to the material accuracy, as of the date hereof (except as otherwise stated herein) and as of such Closing Date, of the representations and warranties made herein by the Company, to compliance as of such Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date, and to the following additional conditions:

          (a) EFFECTIVE REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriter, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

          (b) CHANGES. The Underwriter shall have been reasonably satisfied that there shall not have occurred any change prior to such Closing Date in the condition (financial or otherwise), properties, business, prospects, net worth or results of operations of the Company, or any material adverse change in the capital stock, short-term or long-term debt of the Company, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of the Underwriter, is material, or omits to state a fact which, in the reasonable opinion of the Underwriter, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Underwriter to proceed with the public offering or to purchase the Offered Shares as contemplated hereby.

          (c) LITIGATION. The Underwriter shall be satisfied that no legal or governmental action, suit, proceeding or investigation affecting the Company which may have a Material Adverse Effect or may affect the Company's ability to perform its respective obligations under this Agreement shall have been instituted or threatened, and there shall have occurred no material adverse development in any existing such action, suit, proceeding or investigation.

          (d) COMFORT LETTER. Prior to the execution of this Agreement, the Underwriter shall have received from KPMG LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance reasonably satisfactory to the Underwriter.

          (e) BRING-DOWN. The Underwriter shall have received from KPMG LLP, independent certified public accountants, a letter, dated such Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 10(d); provided, however, that the letter delivered on such Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) LEGAL OPINION OF COUNSEL FOR THE COMPANY. The Underwriter shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, an opinion, dated such Closing Date, which opinion shall be rendered to the Underwriter at the request of the Company (and shall so state therein) to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business and to own, lease and operate its property as described in the Prospectus;

               (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

               (iii) all of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as disclosed in the Prospectus;

               (iv) the Offered Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriter against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

               (v) this Agreement has been duly and validly authorized, executed and delivered by the Company;

               (vi) the authorized capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Prospectus;

               (vii) the conditions for the use of Form S-3 as the proper form for the Registration Statement have been satisfied;

               (viii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               (ix) the Company is not in violation of its Articles of Organization or By-laws and, to such counsel's knowledge, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company, to which the Company is a party or by which it or its property is bound;

               (x) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or order of any court or governmental agency or body (except such as may be required by the NASD or under federal or state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriter) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Organization, By-laws or other organizational documents of the Company, or any agreement, indenture or other instrument known to such counsel to which the Company is a party or by which the Company or its property is bound, or, to such counsel's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its property;

               (xi) to such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (xii) the Company is not an "investment company" or a company "controlled" by an "investment company," as defined in the Investment Company Act of 1940, as amended;

               (xiii) to such counsel's knowledge, except as set forth in the Stock Purchase Warrant dated as of December 15, 2000, granted by the Company to International Business Machines Corporation, with respect to the right to purchase 200,000 shares of common stock, and as otherwise set forth in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company; and

               (xiv) (A) the Registration Statement (including any Registration Statement filed under Rule 462(b) under the Securities Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act and the Rules and Regulations, (B) each document incorporated by reference in the Registration Statement, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion complied as to form at the time of such filing in all material respects with the applicable requirements (if any) of the Exchange Act and the applicable rules and regulations thereunder in effect as of the date of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

     While such counsel has not independently verified and accordingly is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing has come to the attention of such counsel which has caused it to believe that (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein as aforesaid) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) LEGAL OPINION OF COUNSEL FOR THE UNDERWRITER. The Underwriter shall have received from Latham & Watkins, counsel for the Underwriter, their opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Shares, the Registration Statement and the Prospectus and such other related matters as they may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (h) OFFICERS' CERTIFICATE. The Underwriter shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

               (ii) Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has substantially complied with all of the agreements and substantially performed or satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (A) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, (B) the business and operations conducted by the Company have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company, (C) no legal or governmental action, suit, proceeding or investigation is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement, (D) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its Stock Plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock,
          (E) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to Stockholders of record on a date prior to the Closing Dates, and (F) the Company has not entered into any material transactions not in the ordinary course of business.

          (i) ADDITIONAL CERTIFICATES. The Company shall have furnished to the Underwriter such additional certificates as the Underwriter may have reasonably requested as to the accuracy, as of such Closing Date, of the representations and warranties made herein by it and as to compliance as of such Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date, and as to satisfaction of the other conditions to the obligations of the Underwriter hereunder.

          (j) SATISFACTION. All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are reasonably satisfactory in form and substance to the Underwriter. The Company will furnish to the Underwriter such number of original and conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request. If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but the Underwriter shall be entitled to waive any of such conditions.

10.  EFFECTIVE DATE.

     This Agreement shall become effective upon execution and delivery by all the parties hereto.

11.  TERMINATION.

     The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to such Closing Date (a) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Underwriter, is material and adverse, or (b) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, Nasdaq or the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on any such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal or New York authorities, or (c) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (d) if there shall have been a material adverse change in the general political or economic conditions or financial markets, including without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as in the judgment of the Underwriter makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Offered Shares, or (e) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a war or national emergency which, in the opinion of the Underwriter, makes it impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus. In the event of termination pursuant to this Section 11 the Company shall remain obligated to pay costs and expenses pursuant to Section 6 and Section 7 hereof. If the Underwriter elects to terminate this Agreement as provided in this Section 11, the Underwriter shall promptly notify the Company by telephone, facsimile or telegraph, in each case confirmed by letter.

12.  REIMBURSEMENT OF UNDERWRITER.

     Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Underwriter pursuant to Section 11(a) or 11(c), the Company will bear and pay the expenses specified in Section 6 hereof and, in addition to its obligations pursuant to Section 7 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the Underwriter (including reasonable fees and disbursements of counsel for the Underwriter) incurred in connection with this Agreement and the proposed purchase of the Offered Shares, and promptly upon demand the Company will pay such amounts to the Underwriter.

13.  NOTICES.

     All communications hereunder shall be in writing and, (a) if sent to the Underwriter, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to Soundview Technology Corporation, 1700 East Putnam Avenue, Old Greenwich, CT 06870 (facsimile: (203) 321-7350), or (b) if sent to the Company, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Company, 32A Cherry Hill Drive, Danvers, MA 01923, Attn: Chief Executive Officer (facsimile: (978) 777-6570), with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111,
Attn: Andrew J. Merken, (facsimile: (617) 542-2241). Mailed communications shall be deemed given on the second business day after the day the communication is delivered to the U.S. Postal Service; facsimile communications shall be deemed given upon electronic confirmation of receipt.

14.  SUCCESSORS.

     This Agreement shall inure to the benefit of and be binding upon the Underwriter, and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the Underwriter shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

15.  APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

16.  PARTIAL UNENFORCEABILITY.

     The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

18.  GENERAL.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, and the Underwriter.

19.  COUNTERPARTS.

     This Agreement may be signed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                       Very truly yours,

                                       IBIS TECHNOLOGY CORPORATION


                                       By: /S/ MARTIN J. REID
                                           ------------------
                                           Name:
                                           Title:




                                       Agreed to and accepted as of
                                       the date first set forth above:

                                       SOUNDVIEW TECHNOLOGY CORPORATION


                                       By: /S/ MICHAEL TOWEY
                                          -----------------
                                          Name: Michael Towey
                                          Title:  Head of Equity Capital Markets

                                   SCHEDULE A

                                LOCK-UP AGREEMENT


SOUNDVIEW TECHNOLOGY CORPORATION
1700 East Putnam Avenue
Old Greenwich, CT 06870

Ladies and Gentlemen:

     The undersigned is a director, officer and/or securityholder of Ibis Technology Corporation (the "Company") and wishes to facilitate the proposed public offering (the "Offering") of the Company's common stock ("Common Stock") pursuant to a registration statement on Form S-3 (the "Registration Statement") previously filed with the Securities and Exchange Commission (the "SEC").

     The undersigned recognizes and agrees that the Offering will benefit the undersigned as a director, officer or securityholder of the Company. In consideration of the foregoing, and in order to induce the underwriter to act as such in connection with the Offering, the undersigned hereby irrevocably agrees not to, directly or indirectly, offer, sell, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option to sell, transfer or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, or publicly announce the undersigned's intention to do any of the foregoing, without the prior written consent of SoundView Technology Corporation (the "Underwriter"), for a period commencing on the date hereof and terminating ninety (90) days after the date of the Prospectus Supplement (the "Lock-Up Period).

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Underwriter, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. In addition, if the undersigned is a partnership, the partnership may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a partner of such partnership, to a retired partner of such partnership, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift, will or intestacy to a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Underwriter, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

     In addition, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned confirms that he or she understands that the Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned further confirms that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns so long as the closing of the Offering occurs on or prior to April 30, 2002. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                  Dated: ___________, 2002.

                                           Name of Securityholder

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE B



Martin J. Reid

Dimitri A. Antoniadis

Robert L. Gable

Leslie B. Lewis

Donald F. McGuinness

Lamberto Raffaelli

Debra L. Nelson

Angelo V. Alioto

Julian G. Blake

Robert P. Dolan

Yuri Erokhin